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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

     Date of Report (Date of earliest event reported)       June 24, 1998
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                       AMERICAN ARTISTS FILM CORPORATION
             (Exact name of registrant as specified in its charter)



         MISSOURI                    000-20759              43-1717111
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation)                                   Identification No.)

         1245 FOWLER ST., N.W.                                 30318
        ATLANTA, GEORGIA 30318                              (Zip Code)
(Address of principal executive offices)


                                (404) 876-7373
                        Registrant's telephone number,
                              including area code



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ITEM 5.  OTHER EVENTS

     The following events, deemed of importance to the shareholders, were completed on the dates indicated below:

     (a) On June 24, 1998, certain of the Company's directors converted 1,789,696 shares of their Class B common stock into an equal number of shares of Class A common stock. Upon conversion there were 2,876,618 shares of Class A common stock and 3,538,643 shares of Class B common stock outstanding.

     (b) On June 25, 1998, the Company amended its 1996 Stock Option Plan (the "Plan"), primarily to allow for the issuance of an additional 2,500,000 stock options and/or stock appreciation rights, as provided for by the Plan.

     (c) On June 25, 1998 , the Company filed a Form S-8 registration statement to register the 2,500,000 additional shares underlying the 1996 Stock Option Plan, as amended, in addition to 315,051 shares underlying employee stock options previously granted under the 1996 Stock Option Plan.

     (d) On June 30, 1998, the Company granted 1,000,000 stock options to employees of the Company in consideration of past services. The shares underlying these stock options were registered under Form S-8 on June 25, 1998. These stock options were immediately vested and were granted at the closing market price for the Company's Class A common stock on June 30, 1998.

ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Exhibit 4 American Artists Film Corporation 1996 Stock Option Plan, as Amended is incorporated by reference from Form S-8 as filed on June 26, 1998.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMERICAN ARTISTS FILM CORPORATION

                              By: /s/Steven D. Brown
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                                 Steven D. Brown, Chairman and
                                 Chief Executive Officer


Date: July 9, 1998